Exhibit 15.2

April 17, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

USA

Commissioners:

We have read the statements made by China Unicom (Hong Kong) Limited (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F, as part of the Form 20-F of China Unicom (Hong Kong) Limited dated April 17, 2014. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

/s/ PricewaterhouseCoopers

Hong Kong